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As filed with the Securities and Exchange Commission on June 13, 2002

Registration No. 333-83462

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

WELLPOINT HEALTH NETWORKS INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-4635504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 WellPoint Way
Thousand Oaks, CA 91362
(Address of principal executive offices) (zip code)

2000 EMPLOYEE STOCK OPTION PLAN
BLUE CROSS AND BLUE SHIELD OF MISSOURI 401(K) SAVINGS PROGRAM

(Full title of the plans)

THOMAS C. GEISER, ESQ.
Executive Vice President and General Counsel
WellPoint Health Networks Inc.
1 WellPoint Way, Thousand Oaks, CA 91362
(Name and address of agent for service)
 (818) 234-4000
(Telephone number, including area code, of agent for service)

Copies to:

Barry W. Homer, Esq.
Brobeck, Phleger & Harrison LLP
One Market Plaza
Spear Street Tower
San Francisco, California 94105

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

DEREGISTRATION OF SECURITIES

        The purpose of this Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-8 (Registration No. 333-83462) (the "Registration Statement") of WellPoint Health Networks Inc. is to deregister all securities to be offered under the Blue Cross and Blue Shield of Missouri 401(k) Savings Program registered pursuant to the Registration Statement but unissued as of the date that this Amendment is filed.

SIGNATURES

        Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this June 13, 2002.

WELLPOINT HEALTH NETWORKS INC.
By:	/s/ THOMAS C. GEISER Thomas C. Geiser Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ LEONARD D. SCHAEFFER* Leonard D. Schaeffer	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 13, 2002
/s/ DAVID C. COLBY* David C. Colby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 13, 2002
/s/ KENNETH C. ZUREK* Kenneth C. Zurek	Senior Vice President, Controller and Taxation	June 13, 2002
/s/ W. TOLIVER BESSON* W. Toliver Besson, Esq.	Director	June 13, 2002
/s/ ROGER E. BIRK* Roger E. Birk	Director	June 13, 2002
/s/ SHEILA P. BURKE* Sheila P. Burke	Director	June 13, 2002

II-1

/s/ WILLIAM H.T. BUSH* William H.T. Bush	Director	June 13, 2002
/s/ JULIE A. HILL* Julie A. Hill	Director	June 13, 2002
/s/ WARREN Y. JOBE* Warren Y. Jobe	Director	June 13, 2002
/s/ ELIZABETH A. SANDERS* Elizabeth A. Sanders	Director	June 13, 2002
*By:	/s/ THOMAS C. GEISER
Thomas C. Geiser, Attorney-in-fact

II-2

        Blue Cross and Blue Shield of Missouri 401(k) Savings Program. Pursuant to the requirements of the Securities Act of 1933, as amended, the Blue Cross and Blue Shield of Missouri 401(k) Savings Program of WellPoint Health Networks Inc. has caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this June 13, 2002.

BLUE CROSS AND BLUE SHIELD OF MISSOURI 401(K) SAVINGS PROGRAM

By:	/s/ THOMAS C. GEISER Thomas C. Geiser

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DEREGISTRATION OF SECURITIES
SIGNATURES